UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2014 (June 27, 2014)

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American Capital, Ltd.

(Exact name of registrant as specified in its charter)
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DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2014, American Capital, Ltd. (“American Capital” or the “Company”) established a $750 million secured revolving credit facility (the “Credit Facility”) under a Credit Agreement (the “Credit Agreement”) between Bank of America, N.A., as administrative agent and lender, and the Company’s wholly owned financing subsidiary, ACAS Funding I, LLC (“ACAS Funding”), as borrower. In connection with the Credit Facility, the Company entered into a Sale and Participation Agreement with ACAS Funding, dated as of June 27, 2014 (the “Sale Agreement”), whereby the Company will transfer certain loans it has originated or acquired, or will originate or acquire from time to time, to ACAS Funding.

The Credit Facility matures on June 27, 2016, and bears interest at a rate of LIBOR plus 1.60%. Availability under the Credit Facility is subject to a borrowing base which is calculated from time to time based on the applicable advance rate for each category of eligible assets, ranging up to 80%. Borrowings under the Credit Facility will be used to acquire additional eligible assets and for other permitted uses. The obligations of ACAS Funding under the Credit Facility are secured by a first priority lien on and security interest in generally all of ACAS Funding’s assets pursuant to a Security Agreement, dated as of June 27, 2014, made by ACAS Funding in favor of Bank of America, N.A., as administrative agent (the “Security Agreement”). ACAS Funding also entered into a Collateral Administration Agreement, dated as of June 27, 2014, with Bank of America, N.A., as administrative agent under the Credit Agreement, and Deutsche Bank Trust Company Americas, as collateral administrator (“Deutsche Bank”), for certain assets of ACAS Funding held by Deutsche Bank (the “Collateral Agreement,” and together with the Credit Agreement, the Sale Agreement and the Security Agreement, the “Credit Documents”).

Under the Credit Documents, the Company and ACAS Funding, as applicable, have made certain customary representations and warranties, and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The Credit Documents include usual and customary events of default for credit facilities of this nature.

The foregoing summary of the Credit Documents does not purport to be complete and is qualified in its entirety by reference to the Credit Documents, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Bank of America, N.A., or affiliates thereof, is also a lender under the Company’s revolving line of credit facility and has performed investment banking and advisory services for the Company from time to time for which it has received customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant
The information described in Item 1.01 above is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: July 2, 2014	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel and Secretary